                                                                     EXHIBIT 2.1

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT


                                   ARTICLE 1

                                 INTERPRETATION

1.1 Definitions. In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     (a) "ARRANGEMENT" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 6.1 hereof or made at the direction of the Court in the Final Order;

     (b) "ARRANGEMENT RESOLUTION" means the special resolution in respect of the Arrangement passed by the holders of IntelCom Common Shares at the Meeting;

     (c) "AUTOMATIC REDEMPTION DATE" has the meaning ascribed thereto in the Share Provisions;

     (d) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of Denver, Colorado and New York, New York;

     (e) "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as amended;

     (f) "CLASS A SHARES" has the meaning ascribed thereto in the Share Provisions;

     (g) "COURT" means the Ontario Court of Justice (General Division);

     (h) "DEPOSITARY" means Pacific Corporate Trust Company at its principal office in Vancouver, British Columbia;

     (i) "DISSENT PROCEDURES" has the meaning set out in section 3.1;

     (j) "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Director under the CBCA giving effect to the Arrangement;

     (k) "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date;

     (l) "ELECTED INTELCOM COMMON SHARE" means any IntelCom Common Share which the holder shall have indicated pursuant to the terms of section 4.4 is to be exchanged on the Arrangement into shares of Parent Common Stock;

     (m) "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time;

     (n) "INTELCOM" means IntelCom Group Inc., a corporation existing under the CBCA;

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     (o) "INTELCOM COMMON SHARES" means the Common Shares, no par value, of
IntelCom;

     (p) "LETTER OF TRANSMITTAL AND ELECTION FORM" means the Letter of Transmittal and Election Form in the form accompanying the Management Proxy Statement - Prospectus;

     (q) "MEETING" means the Annual and Special Meeting of the shareholders of IntelCom to be held to consider the Arrangement;

     (r) "MINIMUM NUMBER" means the number that is equal to 85% of the number of IntelCom Common Shares outstanding immediately prior to the Arrangement;

     (s) "PARENT" means ICG Communications, Inc., a corporation existing under the laws of the State of Delaware;

     (t) "PARENT CALL NOTICE" has the meaning ascribed thereto in section 5.2;

     (u) "PARENT COMMON STOCK" means the Common Stock, par value US$.01 per share, of Parent, and any other securities into which such shares may be changed;

     (v) "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section
5.1;

     (w) "RETRACTED SHARES" has the meaning ascribed thereto in the Share Provisions;

     (x) "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section
5.2;

     (y) "RETRACTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.2;

     (z) "RETRACTION DATE" has the meaning ascribed thereto in the Share Provisions;

     (aa) "RETRACTION REQUEST" has the meaning ascribed thereto in the Share Provisions; and

     (ab) "SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Class A Shares which are set forth in Exhibit A hereto.

1.2 Sections and Headings. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

1.3 Number, Gender and Persons. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4 Interpretation Not Affected by Headings. The division of this Plan of Arrangement into Articles, sections and other parts and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

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

1.5 Date of any Action. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.6 Time. All times expressed herein or in any Letters of Transmittal and Election Forms or Notices of Guaranteed Delivery are local time Vancouver, British Columbia, unless otherwise stipulated herein or therein.

1.7 Statutory References. Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.


                                   ARTICLE 2

                                  ARRANGEMENT

2.1 Arrangement. At the Effective Time on the Effective Date, the following reorganization of capital shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) The articles of incorporation of IntelCom shall be amended to replace the rights, privileges, restrictions and conditions attaching to IntelCom Common Shares with the Share Provisions (such shares being thereafter referred to as "Class A Shares").

     (b) Each Elected IntelCom Common Share outstanding immediately prior to the Arrangement and which has been amended in accordance with subsection 2.1(a) above (other than shares held by holders who have exercised their rights of dissent in accordance with section 3.1 hereof and who are ultimately entitled to be paid the fair value for such shares) shall be exchanged by the holder thereof with Parent for one share of Parent Common Stock.

     (c) Notwithstanding Article 5 of the Share Provisions, in connection with the exchange referred to in subsection 2.1(b), each holder of Elected IntelCom Common Shares shall be deemed to have simultaneously transferred each issued and outstanding Elected IntelCom Common Share, as amended by subsection 2.1(a) above, held by him to Parent and Parent shall deliver or cause to be delivered to each such holder one fully paid and non-assessable share of Parent Common Stock in exchange for each Elected IntelCom Common Share so transferred.

     (d) Upon the exchange referred to in subsection 2.1(b), each holder of Elected IntelCom Common Shares, shall cease to be such a holder, shall have his name removed from the register of holders of IntelCom Common Shares and shall become a holder of the number of shares of Parent Common Stock to which he is entitled as a result of the exchange referred to in subsection 2.1(b) and such holder's name shall be added to the register of holders of Parent Common Stock accordingly.

     (e) Upon the exchange referred to in subsection 2.1(b), Parent shall become the holder of all the issued and outstanding Elected IntelCom Common Shares, and Parent's name shall be added to the register of holders of IntelCom Common Shares accordingly.

     (f) In the event the number of shares of Parent Common Stock issuable pursuant to subsection 2.1(b) is less than the Minimum Number, holders of IntelCom Common Shares which are not Elected IntelCom Common Shares shall be deemed to have elected, on a pro rata basis, pursuant to the

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terms of section 4.4 hereof to exchange such IntelCom Common Shares for shares of Parent Common Stock in respect of that number of IntelCom Common Shares so as to cause the total number of shares of Parent Common Stock issuable under subsection 2.1(b) to be equal to 85% of the issued and outstanding IntelCom Common Shares immediately prior to the Effective Time and such IntelCom Common Shares shall be treated for the purposes of this Plan of Arrangement as Elected IntelCom Common Shares.

     (g) The share of Parent Common Stock held by the sole incorporator of Parent shall be retired into the treasury of Parent.

2.2 Corporate Name Following the Effective Time. At the Effective Time on the Effective Date, the corporate name of IntelCom shall become ICG Holdings (Canada), Inc.


                                   ARTICLE 3

                               RIGHTS OF DISSENT

3.1 Rights of Dissent. Holders of IntelCom Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

     (a) are ultimately entitled to be paid fair value for their IntelCom Common Shares shall be deemed to have transferred such IntelCom Common Shares to IntelCom for cancellation on the Effective Date; or

     (b) are ultimately not entitled, for any reason, to be paid fair value for their IntelCom Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Elected IntelCom Common Shares, and shall receive shares of Parent Common Stock on the basis determined in accordance with subsection 2.1(b) of this Plan of Arrangement, but in no case shall IntelCom be required to recognize such holders as holders of IntelCom Common Shares or Class A Shares on and after the Effective Date, and the names of such holders of IntelCom Common Shares shall be deleted from the register of holders of IntelCom Common Shares on the Effective Date.


                                   ARTICLE 4

                                  CERTIFICATES

4.1 Issuance of Certificates Representing Class A Shares. On or promptly after the Effective Time, IntelCom shall deposit with the Depositary, for the benefit of the holders of Class A Shares, certificates representing the Class A Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding IntelCom Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of IntelCom and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number of Class A Shares which such holder has the right to receive and the certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of IntelCom Common Shares which is not registered in the transfer records of

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IntelCom, a certificate representing the proper number of Class A Shares may be issued to a transferee if the certificate representing such IntelCom Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented outstanding IntelCom Common Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Class A Shares as contemplated by this section 4.1.

4.2 Exchange of Certificates by Holders of Elected IntelCom Common Shares. On or promptly after the Effective Time, Parent shall deposit with the Depositary, for the benefit of the holders of Elected IntelCom Common Shares exchanged for shares of Parent Common Stock pursuant to subsection 2.1(b), certificates representing the shares of Parent Common Stock issued pursuant to subsection 2.1(b) in exchange for outstanding Elected IntelCom Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding IntelCom Common Shares which were exchanged for shares of Parent Common Stock, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of IntelCom and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive and the certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of IntelCom Common Shares which is not registered in the transfer records of IntelCom, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the certificate representing such IntelCom Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Date represented outstanding IntelCom Common Shares which were exchanged for shares of Parent Common Stock shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock as contemplated by this section 4.2.

4.3 Lost Certificates. In the event any certificate which immediately prior to the Effective Time represented outstanding IntelCom Common Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Class A Shares or shares of Parent Common Stock (and any dividends or distributions with respect thereto) deliverable in respect thereof as determined in accordance with section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Class A Shares or shares of Parent Common Stock are to be issued shall, at the discretion of Parent, as a condition precedent to the issuance thereof, give a bond satisfactory to IntelCom or Parent, as the case may be, in such sum as IntelCom or Parent may direct or otherwise indemnify IntelCom or Parent in a manner satisfactory to IntelCom or Parent against any claim that may be made against IntelCom or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4 Elections. (a) Each record holder immediately prior to the Effective Time of IntelCom Common Shares will be entitled to elect to receive shares of Parent Common Stock or Class A Shares for all of such shares (an "Election"). All Elections shall be made on a Letter of Transmittal and Election Form. Record holders of IntelCom Common Shares who hold IntelCom Common Shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Letters of Transmittal and Election Forms; provided, that, such Representative certifies that each such Letter of Transmittal and Election Form covers all IntelCom Common Shares held by each Representative for a particular beneficial owner.

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

     (b) Timely Elections, Etc. Elections shall be made by holders of IntelCom Common Shares by depositing with the Depositary a Letter of Transmittal and Election Form. To be effective, a Letter of Transmittal and Election Form must be properly completed, signed and submitted to the Depositary. Parent will have the discretion to determine whether Letters of Transmittal and Election Forms have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Letters of Transmittal and Election Forms. The decision of Parent (or the Depositary) in such matters shall be conclusive and binding. Neither the Parent nor the Depositary will be under any obligation to notify any person of any defect in a Letter of Transmittal and Election Form submitted to the Depositary.

     (c) Deemed Election. For the purposes hereof, a holder of IntelCom Common Shares who does not submit a Letter of Transmittal and Election Form which is received by the Depositary prior to the Election Deadline (as hereinafter defined) shall be deemed to have made an election to receive shares of Parent Common Stock for all such shares. If Parent or the Depositary shall determine that any purported election was not properly made, such purported election shall be deemed to be of no force and effect.

     (d) Mailing. Parent and IntelCom shall each use their best efforts to mail the Letter of Transmittal and Election Form to all persons who become holders of IntelCom Common Shares during the period between the record date for the Meeting and the close of business Toronto time, on the date seven calendar days prior to the anticipated Effective Date and to make the Letter of Transmittal and Election Form available to all persons who become holders of IntelCom Common Shares subsequent to such day and no later than the close of business on the business day prior to the Effective Date. A Letter of Transmittal and Election Form must be received by the Depositary by 5:00 p.m. (Pacific time) on July 30, 1996 (the "Election Deadline") in order to be effective. A Letter of Transmittal and Election Form may not be revoked after receipt thereof by the Depositary.


                                   ARTICLE 5

                               CERTAIN RIGHTS OF
                        PARENT TO ACQUIRE CLASS A SHARES

5.1       Parent Redemption Call Right.  (a)  In the event of the application of
Article 6 of the Share Provisions and notwithstanding the proposed redemption of Class A Shares by IntelCom pursuant to Article 6 of the Share Provisions, Parent shall have the overriding right (the "Redemption Call Right") to purchase from all but not less than all of the holders of Class A Shares to be redeemed on the Automatic Redemption Date all but not less than all of the Class A Shares held by each such holder on payment by Parent to the holder of a share of Parent Common Stock for each Class A Share redeemed, the value of such share of Parent Common Stock being equal to the Current Market Price (as defined in the Share Provisions) of a share of Parent Common Stock on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by Parent, each holder shall be obligated to sell all the Class A Shares held by the holder and otherwise to be redeemed to Parent on the Automatic Redemption Date on payment by Parent to the holder of the Redemption Call Purchase Price for each such share.

     (b) To exercise the Redemption Call Right, Parent must notify the Transfer Agent in writing, as agent for the holders of Class A Shares, and IntelCom of Parent's intention to exercise such right within two Business Days of the declaration by IntelCom of an Automatic Redemption Date. The Transfer Agent will notify the holders of the Class A Shares as to whether or not Parent has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Parent. If Parent exercises the Redemption Call Right, on the Automatic Redemption Date Parent will purchase and the

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holders will sell all of the Class A Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of Class A Shares pursuant to the Redemption Call Right, Parent shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing the aggregate number of shares of Parent Common Stock deliverable by Parent (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date, the rights of each holder of Class A Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Parent upon presentation and surrender by the holder of certificates representing the Class A Shares purchased by Parent from such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class A Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Shares under the CBCA and the by-laws of IntelCom and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent shall deliver to such holder, certificates representing the shares of Parent Common Stock to which the holder is entitled. If Parent does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Class A Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by IntelCom in connection with the redemption of Class A Shares pursuant to Article 6 of the Share Provisions.

5.2       Parent Retraction Call Right. (a)  In the event of the application of
Article 5 of the Share Provisions and notwithstanding the proposed redemption of Class A Shares by a holder of Class A Shares pursuant to Article 5 of the Share Provisions, Parent shall have the overriding right (the "Retraction Call Right") to purchase from any holder of Class A Shares who has delivered a Retraction Request all but not less than all of the Retracted Shares to be redeemed on the Retraction Date on payment by Parent to the holder of a share of Parent Common Stock for each Class A Share redeemed, such share of Parent Common Stock having a value equal to the Current Market Price (as defined in the Share Provisions) of a share of Parent Common Stock on the Retraction Date (the "Retraction Call Purchase Price"). In the event of the exercise of the Retraction Call Right by Parent, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 5.7 of the Share Provisions, the holder shall be obligated to sell all the Retracted Shares to Parent on the Retraction Date on payment by Parent to the holder of the Retraction Call Purchase Price for each such share.

     (b) To exercise the Retraction Call Right, Parent must notify IntelCom in writing of its determination to do so (the "Parent Call Notice") within two Business Days of notification to Parent by IntelCom of receipt by IntelCom of the Retraction Request. If Parent delivers the Parent Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 5.7 of the Share Provisions, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right. In such event, IntelCom shall not redeem the Retracted Shares and Parent shall purchase from such holder and such holder shall sell to Parent on the Retraction Date the Retracted Shares for a price per share equal to the Retraction Call Purchase Price.

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     (c) For the purposes of completing the purchase of Class A Shares pursuant to the Retraction Call Right, Parent shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing the aggregate number of shares of Parent Common Stock deliverable by Parent (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Retraction Call Purchase Price. Provided that the total Retraction Call Purchase Price has been so deposited with the Transfer Agent, on and after the Retraction Date, the rights of the holder of Class A Shares so purchased will be limited to receiving such holder's proportionate part of the total Retraction Call Purchase Price payable by Parent upon presentation and surrender by the holder of certificates representing the Class A Shares purchased by Parent from such holder and the holder shall on and after the Retraction Date be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class A Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Shares under the CBCA and the by-laws of IntelCom and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent shall deliver to such holder, certificates representing the shares of Parent Common Stock to which the holder is entitled. If Parent does not exercise the Retraction Call Right in the manner described above, on the Retraction Date the holders of the Class A Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by IntelCom in connection with the redemption of Class A Shares pursuant to Article 5 of the Share Provisions.

5.3 Notice upon Liquidation of Parent. (a) Parent will give each holder of Class A Shares notice of each of the following events at the time set forth below:

     (i) in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

     (ii) immediately, upon the earlier of receipt by Parent of notice of or Parent otherwise becoming aware of any bona fide threatened instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs.

     (b) Notice by Parent of any event contemplated by subsection 5.3(a), shall include a brief description of the rights of holders of Class A Shares to retract such shares in accordance with section 5.1 of the Share Provisions.

5.4 Withholding Rights. Parent shall be entitled to withhold the consideration otherwise payable pursuant to this Plan of Arrangement from any holder of IntelCom Common Shares or Class A Shares until such holder has paid to Parent an amount equal to such amounts as Parent is required or permitted to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law.

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                                   ARTICLE 6

                                   AMENDMENT

6.1 Plan of Arrangement Amendment. IntelCom reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document which is (i) agreed to by Parent and (ii) filed with the Court and approved by the Court.

          Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (i) if it is consented to by IntelCom and (ii) if it is agreed to by Parent.

          Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by IntelCom, provided that
(i) it is agreed to by Parent and (ii) it concerns a matter which, in the reasonable opinion of IntelCom, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of the holders of Class A Shares.

            EXHIBIT A TO PLAN OF ARRANGEMENT OF INTELCOM GROUP INC.

                     PROVISIONS ATTACHING TO CLASS A SHARES

          The Class A Shares in the capital of IntelCom shall have the following rights, privileges, restrictions and conditions:


                                   ARTICLE 1

                                 INTERPRETATION

1.1       For the purposes of these share provisions:

          "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

          "ARRANGEMENT AND SUPPORT AGREEMENT" means the Arrangement and Support Agreement between Parent and IntelCom, made as of June 27, 1996.

          "AUTOMATIC REDEMPTION DATE" if declared by the Board of Directors, means the date for the automatic redemption by IntelCom of Class A Shares pursuant to section 6.2 of these share provisions.

          "BOARD OF DIRECTORS" means the Board of Directors of IntelCom.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Denver, Colorado and New York, New York.

          "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

          "CASH REDEMPTION DATE" if declared by the Board of Directors, means the date for the redemption by IntelCom of Class A Shares pursuant to section
6.3 of these share provisions.

          "CASH REDEMPTION PRICE" has the meaning ascribed thereto in section
6.4 of these share provisions.

          "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as amended.

          "CLASS A SHARES" mean the Class A Shares of IntelCom having the rights, privileges, restrictions and conditions set forth herein.

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          "CURRENT MARKET PRICE" means, in respect of a share of Parent Common
Stock on any date, the Canadian Dollar Equivalent of the average of the closing prices of a share of Parent Common Stock on the Nasdaq National Market on each of the thirty (30) consecutive trading days ending not more than five trading days before such date, or, if the Parent Common Stock is not then listed, on such other stock exchange or automated quotation system on which the Parent Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Stock during such period, then the Current Market Price of a share of Parent Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided, further, that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

          "INTELCOM" means IntelCom Group Inc., a corporation existing under the federal laws of Canada.

          "PARENT" means ICG Communications, Inc., a corporation existing under the laws of the State of Delaware.

          "PARENT CALL NOTICE" has the meaning ascribed thereto in section 5.3 of these share provisions.

          "PARENT COMMON STOCK" mean the Common Stock, par value US$.01 per share, of Parent, and any other securities into which such shares may be changed.

          "PARENT DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Parent declares any dividend on the Parent Common Stock.

          "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of IntelCom under section 192 of the Canada Business Corporations Act, to which plan these share provisions are attached.

          "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

          "REDEMPTION PRICE" has the meaning ascribed thereto in section 6.2 of these share provisions.

          "RETRACTED SHARES" has the meaning ascribed thereto in section 5.1 of these share provisions.

          "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section
5.1 of these share provisions.

          "RETRACTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

          "RETRACTION DATE" has the meaning ascribed thereto in section 5.1(b) of these share provisions.

          "RETRACTION PRICE" has the meaning ascribed thereto in section 5.1 of these share provisions.

          "RETRACTION REQUEST" has the meaning ascribed thereto in section 5.1 of these share provisions.

          "THIRD PARTY TRANSACTION" means any bona fide transaction (whether by way of merger, consolidation, tender offer, share exchange offer, reorganization, transfer, sale, lease or otherwise) which would result in: (i) any person or group of persons (a "Third Party") acquiring more than 50 percent of the outstanding Voting Equity Securities of Parent or the entity, if any, surviving any merger or business combination; or (ii) any other transaction pursuant to which any Third Party would acquire control of all or substantially all of the assets of Parent and its subsidiaries.

          "TRANSFER AGENT" means such suitable trust company or similar financial institution to be selected by IntelCom from time to time to be the registrar and transfer agent for the Class A Shares.

          "VOTING EQUITY SECURITIES" means any voting securities of a company which carry a residual right to participate in the earnings of the Company and, upon the liquidation or winding up of the Company, in its assets.


                                   ARTICLE 2

                    LIQUIDATION, DISSOLUTION AND WINDING UP

2.1 Subject to the prior rights of the holders of any class of shares ranking senior to the Class A Shares with respect to priority in the distribution of assets or return of capital upon the liquidation, dissolution or winding-up of IntelCom, the holders of Class A Shares shall be entitled to receive equally the remaining property of IntelCom in the event of the liquidation, dissolution or winding up of IntelCom, whether voluntary or involuntary, or upon any other return of capital or distribution of assets of IntelCom among its shareholders for the purpose of winding up its affairs.


                                   ARTICLE 3

                                   DIVIDENDS

3.1 Subject to section 3.2 hereof and subject to the prior rights of the holders of any class of shares ranking senior to the Class A Shares with respect to priority of dividends, the holders of Class A Shares shall be entitled to receive, and IntelCom shall pay in equal amounts per share on all Class A Shares outstanding, such non-cumulative dividends as the directors may from time to time declare in their absolute discretion.

3.2 A holder of a Class A Share shall be entitled to receive, and the Board of Directors shall use its best efforts, subject to applicable law, on each Parent Dividend Declaration Date, to declare a dividend on each Class A Share (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Class A Share equal to the Canadian Dollar Equivalent on the Parent Dividend Declaration Date of the cash dividend declared on each share of Parent Common Stock or (b) in the case of a stock dividend declared on the Parent Common Stock to be paid in shares of Parent Common Stock, in such number of Class A Shares for each Class A Share as is equal to the number of shares of Parent Common Stock to be paid on each share of Parent Common Stock or (c) in the case of a dividend declared on the Parent Common Stock in property other than cash or shares of Parent Common Stock, in such type and amount of property for each Class A Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 2.7 of the

Arrangement and Support Agreement) the type and amount of property declared as a dividend on each share of Parent Common Stock. Such dividends shall be paid out of money, assets or property of IntelCom properly applicable to the payment of dividends, or out of authorized but unissued shares of IntelCom. Any dividend which should have been declared on the Class A Shares pursuant to this section
3.2 but was not so declared due to the provisions of applicable law shall be declared and paid by IntelCom on a subsequent date or dates determined by the Board of Directors.

3.3 Checks of IntelCom payable at any branch of the bankers of IntelCom shall be issued in respect of any cash dividends contemplated by section 3.1 or subsection 3.2(a) hereof and the sending of such a cheque to each holder of a Class A Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Class A Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.2(b) hereof and the sending of such a certificate to each holder of a Class A Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.2(c) hereof shall be issued, distributed or transferred by IntelCom in such manner as it shall determine and the issuance, distribution or transfer thereof by IntelCom to each holder of a Class A Share shall satisfy the dividend represented thereby. No holder of a Class A Share shall be entitled to recover by action or other legal process against IntelCom any dividend that is represented by a cheque that has not been duly presented to IntelCom's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4 The record date for the determination of the holders of Class A Shares entitled to receive payment of, and the payment date for, any dividend declared on the Class A Shares under section 3.2 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Stock.

3.5 If, on any payment date for any dividends declared on the Class A Shares under section 3.2 hereof, the dividends are not paid in full on all of the Class A Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which IntelCom shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.


                                   ARTICLE 4

                              CERTAIN RESTRICTIONS


4.1 So long as any of the Class A Shares are outstanding and held by holders other than Parent or any of its Affiliates, IntelCom shall not at any time without, but may at any time with, the approval of the holders of the Class A Shares given as specified in section 8.3 of these share provisions:

     (a) pay any dividends on any other shares ranking junior to the Class A Shares, other than stock dividends payable in any such other shares ranking junior to the Class A Shares, as the case may be;

     (b) redeem, retract or purchase or make any capital distribution in respect of any shares ranking junior to the Class A Shares; or

     (c) redeem or purchase any other shares of IntelCom ranking equally with the Class A Shares with respect to the payment of dividends or on any liquidation distribution.

          The restrictions in sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Class A Shares corresponding to dividends declared to date on the Parent Common Stock shall have been declared on the Class A Shares and paid in full.


                                   ARTICLE 5

                     RETRACTION OF CLASS A SHARES BY HOLDER

5.1 Any holder of Class A Shares, other than Parent or any Affiliate of Parent, shall be entitled at any time, subject to applicable law and the exercise by Parent of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 5, to require IntelCom to redeem any or all of the Class A Shares registered in the name of such holder for one share of Parent Common Stock, the value of such share being equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Retraction Date (the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of IntelCom or at any office of the Transfer Agent as may be specified by IntelCom by notice to the holders of Class A Shares the certificate or certificates representing the Class A Shares which the holder desires to have IntelCom redeem, together with such other documents and instruments as may be required to effect a transfer of Class A Shares under the CBCA and the by-laws of IntelCom and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in such form as may be acceptable to IntelCom:

     (a) specifying that the holder desires to have all or any number specified therein of the Class A Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by IntelCom;

     (b) stating the Business Day on which the holder desires to have IntelCom redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by IntelCom and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by IntelCom; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the terms and conditions set out in section 5.3 below.

5.2 Subject to the exercise by Parent of the Retraction Call Right, upon receipt by IntelCom or the Transfer Agent in the manner specified in section 5.1 hereof of a certificate or certificates representing the number of Class A Shares which the holder desires to have IntelCom redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 5.7, IntelCom shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Class A Shares represented by any certificate are redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Class A Shares shall be issued to the holder at the expense of IntelCom.

5.3 Upon receipt by IntelCom of a Retraction Request, IntelCom shall immediately notify Parent thereof. In order to exercise the Retraction Call Right, Parent must notify IntelCom in writing of its determination to do so (the "Parent Call Notice") within two Business Days of notification to Parent by

IntelCom of the receipt by IntelCom of the Retraction Request. If Parent does not so notify IntelCom within such two Business Day period, IntelCom will notify the holder as soon as possible thereafter that Parent will not exercise the Retraction Call Right. In the event that Parent does not deliver a Parent Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in section 5.7, IntelCom shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 5.

5.4 IntelCom shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of IntelCom for the Class A Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of IntelCom or at any office of the Transfer Agent as may be specified by IntelCom by notice to the holders of Class A Shares, certificates representing the shares of Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price, and such delivery of such certificates on behalf of IntelCom or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price. In the event that there is tax required to be deducted or withheld from any payment to a holder of Class A Shares, IntelCom is hereby authorized to withhold payment of the Retraction Price to any holder of Class A Shares until such holder has paid to IntelCom an amount equal to such amounts as IntelCom is required or permitted to deduct or withhold with respect to such Retraction Price under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local or provincial or foreign tax law.

5.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the Retraction Price or Retraction Call Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Retraction Price or the Retraction Call Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Retraction Price or the Retraction Call Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price or the Retraction Call Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by IntelCom or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the shares of Parent Common Stock delivered to it.

5.6 Notwithstanding any other provision of this Article 5, IntelCom shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If IntelCom believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, IntelCom shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by IntelCom. In any case in which the redemption by IntelCom of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, IntelCom shall redeem Retracted Shares in accordance with section 5.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of IntelCom, representing the Retracted Shares not redeemed by IntelCom pursuant to section
5.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 5.7, the holder of any such Retracted Shares not redeemed by IntelCom pursuant to section 5.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Parent to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent to such holder of the Retraction Call Purchase Price for each such Retracted Share, all as more specifically provided in the Arrangement and Support Agreement.

5.7 A holder of Retracted Shares may, by notice in writing given by the holder to IntelCom before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent shall be deemed to have been revoked.

5.8 For greater certainty, this Article 5 remains applicable after the public announcement of a Third Party Transaction.


                                   ARTICLE 6

                    REDEMPTION OF CLASS A SHARES BY INTELCOM

6.1 Upon the public announcement of a Third Party Transaction, the Board of Directors may declare an Automatic Redemption Date to occur on a date which shall be the earlier of: (i) the date of completion of the Third Party Transaction; or (ii) if, in the discretion of the Board of Directors, the Automatic Redemption Date must occur on a date prior to the completion of the Third Party Transaction in order to ensure that holders of Class A Shares are able participate in the Third Party Transaction, then on such date determined by the Board of Directors. Without limiting the generality of the foregoing, to the extent possible, IntelCom will use its best efforts expeditiously and in good faith to ensure that holders of Class A Shares may participate in all such Third Party Transactions without being required to retract their Class A Shares as against IntelCom (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Third Party Transaction and only to the extent necessary to tender or deposit to the Third Party Offer).

6.2 Subject to applicable law, and subject to the exercise by Parent of the Redemption Call Right, IntelCom shall on the Automatic Redemption Date redeem each of the then outstanding Class A Shares, other than Class A Shares held by Parent or any Affiliate of Parent, for one share of Parent Common Stock, such share having a value equal to the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price").

6.3 At any time after October 1, 2006, provided that the number of Class A Shares registered in the name of holders other than Parent or any of its Affiliates is less than one percent (1%) of the total number of Class A Shares outstanding at such time, the Board of Directors may declare a Cash Redemption Date.

6.4 Subject to applicable law, and the legal availability of funds therefor, IntelCom shall on the Cash Redemption Date redeem each of the then outstanding Class A Shares, other than Class A Shares held by Parent or any Affiliate of Parent for an amount equal to the Current Market Price of one share of Parent Common Stock on the last Business Day prior to the Cash Redemption Date (the "Cash Redemption Price").

6.5 In the case of any redemption of Class A Shares under this Article 6, IntelCom shall, no longer than 5 Business Days after the declaration of an Automatic Redemption Date or Cash Redemption Date, as the case may be, send or cause to be sent to each holder of Class A Shares to be redeemed a notice in writing of the redemption by IntelCom or the purchase by Parent under the Redemption Call Right, as the case may be, of the Class A Shares held by such holder. Such notice shall set out the Redemption Price, the Redemption Call Purchase Price or the Cash Redemption Price, as the case may be, the Automatic Redemption Date or the Cash Redemption Date, as the case may be, and, if applicable, particulars of the Redemption Call Right. On or after the Automatic Redemption Date or the Cash Redemption Date, as the case may be, and subject to the exercise by Parent of the Redemption Call Right, if applicable, IntelCom shall cause to be delivered to the holders of the Class A Shares to be redeemed the Redemption Price or the Cash Redemption Price, as the case may be, for each such Class A Share upon presentation and surrender at the registered office of IntelCom or at any office of the Transfer Agent as may be specified by IntelCom in such notice of the certificates representing such Class A Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Shares under the CBCA and the by-laws of IntelCom and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price or the Cash Redemption Price, as the case may be, for such Class A Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of IntelCom or by holding for pick up by the holder at the registered office of IntelCom or at any office of the Transfer Agent as may be specified by IntelCom in such notice, on behalf of IntelCom of certificates representing shares of Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim), or, as applicable, of a check representing the Cash Redemption Price. On and after the Automatic Redemption Date or the Cash Redemption Date, as the case may be, the holders of the Class A Shares called for redemption shall cease to be holders of such Class A Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price or the Cash Redemption Price, as the case may be, unless payment of the total Redemption Price or the Cash Redemption Price, as the case may be, for such Class A Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price or the Cash Redemption Price, as the case may be, has been paid in the manner hereinbefore provided. IntelCom shall have the right at any time after the sending of notice of its intention to redeem Class A Shares as aforesaid to deposit or cause to be deposited the total Redemption Price or Cash Redemption Price, as the case may be, of the Class A Shares so called for redemption, or of such of the said Class A Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date or the Cash Redemption Date, as the case may be, the Class A Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit, or Automatic Redemption Date or Cash Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price or the Cash Redemption Price, as the case may be, without interest for such Class A Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Class A Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of Parent Common Stock delivered to them. In the event that there is tax required to be deducted or withheld from any payment to a holder of Class A Shares, IntelCom is hereby authorized to withhold payment of the Redemption Price or the Cash Redemption Price, as the case may be, to any holder of Class A Shares until such holder has paid to IntelCom an amount equal to such amounts as IntelCom is required or permitted to deduct or withhold with respect to such Redemption Price under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local or provincial or foreign tax law.

                                   ARTICLE 7

                                 VOTING RIGHTS

7.1 The holders of Class A Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of IntelCom and shall have one vote for each share held at all meetings of the shareholders of IntelCom except for meetings at which only holders of another specified class or series of shares of IntelCom are entitled to vote separately as a class or series.


                                   ARTICLE 8

                             AMENDMENT AND APPROVAL

8.1 The rights, privileges, restrictions and conditions attaching to the Class A Shares may be added to, changed or removed but only with the approval of the holders of the Class A Shares given as hereinafter specified.

8.2 Any approval given by the holders of the Class A Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the holders of the Class A Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class A Shares duly called and held at which the holders of at least 50% of the outstanding Class A Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Class A Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class A Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class A Shares.

8.3 Any approval or consent required to be given by the holders of the Class A Shares pursuant to this section 8.3 shall be deemed to have been sufficiently given if such approval is evidenced by resolution passed by not less than one-half of the votes cast (excluding any votes attached to shares owned by Parent or any of its Affiliates) on such resolution at a meeting of holders of Class A Shares duly called and held at which the holders of at least 25% of the outstanding Class A Shares other than Class A Shares held by Parent or any of its Affiliates at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class A Shares other than Class A Shares held by Parent or any of its Affiliates at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class A Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than one-half of the votes (excluding any votes attached to shares owned by Parent or any of its Affiliates) cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class A Shares.

                                   ARTICLE 9

                RECIPROCAL CHANGES, ETC. IN RESPECT OF SHARES OF
                              PARENT COMMON STOCK

9.1 (a) Pursuant to the Arrangement and Support Agreement, Parent will not without the prior approval of IntelCom and the prior approval of the holders of the Class A Shares given as specified in section 8.3 of these share provisions:

     (i) issue or distribute shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding shares of Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to holders of shares of Parent Common Stock who exercise an option to receive dividends in shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) in lieu of receiving cash dividends; or

     (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

    (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock (A) shares or securities of Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock), (B) rights, options or warrants other than those referred to in section 9.1(a)(ii) above,
          (C) evidences of indebtedness of Parent or (D) assets of Parent;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class A Shares.

     (b) Pursuant to the Arrangement and Support Agreement, Parent will not without the prior approval of IntelCom and the prior approval of the holders of the Class A Shares given as specified in section 8.3 of these share provisions:

     (i) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

     (ii) reduce, combine or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock; or

    (iii) reclassify or otherwise change the shares of Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Parent Common Stock;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class A Shares.

          The Arrangement and Support Agreement shall not be changed without the approval of the holders of the Class A Shares given as specified in section 8.3 of these share provisions.

9.2 Pursuant to the Arrangement and Support Agreement, the holders of Class A Shares (other than Parent, its subsidiaries and Affiliates) are given certain rights to exchange their Class A Shares for shares of Parent Common Stock.


                                   ARTICLE 10

          ACTIONS BY INTELCOM UNDER ARRANGEMENT AND SUPPORT AGREEMENT

10.1 IntelCom will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent with all provisions of the Arrangement and Support Agreement applicable to IntelCom and Parent, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of IntelCom and the holders of Class A Shares all rights and benefits in favor of IntelCom and such holders under or pursuant to such agreements.

10.2 IntelCom shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Arrangement and Support Agreement without the approval of the holders of the Class A Shares given as specified in section 8.3 of these share provisions, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of IntelCom or the holders of Class A Shares thereunder or

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Class A Shares other than Parent or any of its Affiliates; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to IntelCom, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Class A Shares other than Parent or any of its Affiliates.


                                   ARTICLE 11

                                     LEGEND

11.1 The certificates evidencing the Class A Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the provisions of the Arrangement and Support Agreement relating to the "Exchange Right" (as such term is defined in the Arrangement and Support Agreement) and the provisions of the Plan of Arrangement and these share provisions relating to the Automatic Redemption Date and the Redemption Call Right.

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

                                  ARTICLE 12

                                    NOTICES

12.1 Any notice, request or other communication to be given to IntelCom by a holder of Class A Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of IntelCom and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by IntelCom.

12.2 Any presentation and surrender by a holder of Class A Shares to IntelCom or the Transfer Agent of certificates representing Class A Shares in connection with the liquidation, dissolution or winding up of IntelCom or the retraction or redemption of Class A Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of IntelCom or to such office of the Transfer Agent as may be specified by IntelCom, in each case addressed to the attention of the President of IntelCom. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by IntelCom or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

12.3 Any notice, request or other communication to be given to a holder of Class A Shares by or on behalf of IntelCom shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of IntelCom or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Class A Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by IntelCom pursuant thereto.

                                       21